UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On December 22, 2015, Dr. Kevin Schewe, Director of the Registrant, made a $33,000 loan to the Registrant in conjunction with the Loan Agreement entered into with the Registrant on September 30, 2012. In the Loan Agreement, Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use of proceeds of past loans, to provide loans of up to $1,000,000 as required by the Registrant for a five-year period. The loans would be evidenced by a Secured Convertible Note. The loans accrue interest at 6% per annum and are secured by all assets of the Registrant. At Schewe's election, the notes are convertible into shares of Registrant common stock at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the loan. Each note matures on the second anniversary of the issuance date of such note. If Schewe chooses to convert, the $33,000 loan made on December 22, 2015 would convert into 82,500,000 shares of Registrant common stock at a common stock price of $0.0004 per share.

Including the newest loan, Schewe has made cumulative loans to the Registrant totaling $995,000 since the execution of the Loan Agreement.

The Note for the loan on December 22, 2015 is attached hereto as Exhibit 10.1.

Notice of Conversion of December 22, 2015 Loan

On December 22, 2015, Dr. Kevin Schewe, Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on September 30, 2012, converted $33,000 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $33,000 loan to the Registrant on December 22, 2015. The $33,000 loan owed to him converted into 82,500,000 shares of Registrant common stock at a conversion price of $0.0004 per common share.

Notice of Conversion of November 23, 2015 Loan

On December 22, 2015, Dr. Kevin Schewe, Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on September 30, 2012, converted $25,000 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $25,000 loan to the Registrant on November 23, 2015. The $25,000 loan owed to him, along with accrued interest of $127.40, converted into 50,254,800 shares of Registrant common stock at a conversion price of $0.0005 per common share.

The Notice of Conversion of the November 23, 2015 loan is attached hereto as Exhibit 10.2.

Subscription Agreement

On December 22, 2015, the Registrant entered into a Subscription Agreement with Dr. Carl Kukkonen, Chief Technology Officer and Director of the Registrant, in which Dr. Kukkonen agreed to purchase 15,000,000 shares of common stock at a purchase price of $0.0004 per share for $6,000. The purchase price per share was equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the investment.

The Subscription Agreement is attached hereto as Exhibit 10.3.

Item 3.02 Unregistered Sales of Equity Securities.

On December 22, 2015, the Registrant issued 50,254,800 shares of Registrant common stock to Dr. Kevin Schewe, Director of the Registrant, related to a loan on November 23, 2015 and also issued Dr. Schewe 82,500,000 shares of Registrant common stock related to a loan on December 22, 2015. The shares were issued related to the conversion by Schewe of two convertible notes as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

On December 22, 2015, the Registrant issued 15,000,000 shares of Registrant common stock to Dr. Carl Kukkonen, Chief Technology Officer and Director of the Registrant. The shares were issued related to the Subscription Agreement discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Senior Secured Convertible Promissory Note dated December 22, 2015.
10.2 Notice of Conversion of Senior Secured Convertible Promissory Note dated November 23, 2015.
10.3 Subscription Agreement between Registrant and Carl Kukkonen dated December 22, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

December 23, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Senior Secured Convertible Promissory Note dated December 22, 2015
10.2	Notice of Conversion of Senior Secured Convertible Promissory Note dated November 23, 2015
10.3	Subscription Agreement between Registrant and Carl Kukkonen dated December 22, 2015